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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (this "Agreement") dated as of November 25, 1997, by and between Fundtech Corporation, a Delaware corporation (the "Company"), and Reuven Ben-Menachem (the "Executive").

                                   WITNESSETH:


         WHEREAS, the Company desires to employ the Executive and retain and make secure for itself the experience and abilities of the Executive all upon the terms and conditions set forth in this Agreement; and

         WHEREAS, the Executive desires to accept employment with the Company upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth in this Agreement.

         2. TERM. The employment of the Executive by the Company hereunder shall commence on January 1, 1998 and will end on the close of business on December 31, 1999, unless such employment term is renewed, extended or sooner terminated as hereinafter provided (the "Employment Period"). As used herein, the term "Employment Year" shall mean each year of the Employment Period commencing on January 1 and ending on December 31, and each subsequent Employment Year thereafter during the Employment Period.


         3. POSITION AND DUTIES. During the Employment Period and subject to the provisions of this Section 3, the Executive shall serve as the Chief Executive Officer of the Company and shall faithfully perform all duties and responsibilities as the Board of Directors of the Company may direct from time to time. Additionally, without any additional compensation or benefits, the Executive agrees to serve as the Chief Executive Officer of Fundtech Ltd., the parent corporation of the Company, and to perform such duties and responsibilities therefor as the Board of Directors of Fundtech Ltd. may direct from time to time.

         4. BEST EFFORTS. The Executive's employment with the
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Company shall be full time and the Executive shall devote his best efforts and business time exclusively to the performance of his duties and responsibilities as set forth in this Agreement, which duties and responsibilities shall be performed competently, carefully and faithfully. The Executive shall not, while an employee of the Company and without the prior written consent of the Board of Directors of the Company, engage in any other occupation or activity which conflicts with or impinges upon the full and faithful performance of the Executive's duties and responsibilities, or otherwise violates any other term of this Agreement. It is expressly understood and agreed that the provisions of this Section 5 shall not be construed to prevent the Executive from investing or trading for his own account; provided, that such investment activity does not impair the full and faithful performance by the Executive of his duties and responsibilities hereunder, or otherwise violate any term of this Agreement.

         5. THE EXECUTIVE'S COMPENSATION.

         (a) SALARY. During the Employment Period, the Company shall pay to the Executive and annual base salary of one hundred sixty thousand Dollars ($160,000.00) (the "Base Compensation"). The Base Compensation will be paid to the Executive in accordance with the normal payroll practices of the Company in effect from time to time, less all appropriate withholdings for federal, state and local taxes, and unemployment insurance. The amount of the Base Compensation will be reviewed by the Company on an annual basis in January of each year during the Employment Period commencing in January of the second Employment Year. All adjustments to the Base Compensation, if any, shall be based on the condition of the Company's business and the Company's evaluation of the Executive's individual performance for the relevant period. Any adjustments subsequently made to the Base Compensation shall be approved by the Compensation Committee of the Board of Directors of Fundtech Ltd. in its sole and absolute discretion.

         (b) BONUS. The Executive is eligible to receive a bonus for each of the Fiscal Years (as defined below) ending December 31 during the Employment Period. The terms and conditions of the bonus are set forth in Schedule A attached hereto and made a part hereof. As used herein the term "Fiscal Year" shall mean the fiscal year of the Company ending on December 31, and each of the subsequent fiscal years of the Company ending December 31 of each year during the Employment Period.


         6. THE EXECUTIVE'S BENEFITS. As an executive employee of the Company, the Executive shall be entitled to receive the following benefits during Employment Period:

         (a) PARTICIPATION IN COMPANY BENEFIT PLANS. The
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Executive shall be entitled to participate in and to receive benefits under all employee benefit plans offered by the Company from time to time during the Employment Period to its executive personnel, subject to and on a basis consistent with the terms, conditions and administration of such plans by the Company. Notwithstanding the provisions of this Section 7(a) nothing contained herein is intended, or shall be construed, to require the Company to institute any benefit plan for the Executive or otherwise. In addition, nothing contained herein shall limit the right of the Company to modify, suspend or discontinue any and all benefit plans.

         (b) VACATION, ILLNESS AND PERSONAL DAYS. The Executive shall be entitled to an aggregate of twenty-two (22) paid days for use by the Executive for vacation, illness or personal absence; provided, that such vacation days are to be taken at times mutually agreeable to the Company and the Executive. The Executive shall not be entitled to compensation in respect of earned but unused vacation days except upon termination of employment and in such event; such compensation shall be limited to the then current calendar year entitlement of the Executive. In addition to the foregoing, the Executive shall be entitled to receive all paid holidays given by the Company to its employees generally.

         (c) AUTOMOBILE. During the Employment Period, the Executive may use the automobile then owned by the Company at times, and from time to time, that such automobile is made available by the Company to the Executive.

         (d) BUSINESS EXPENSE REIMBURSEMENT. The Company shall promptly reimburse or pay the Executive for all reasonable and necessary business expenses paid or incurred by the Executive in performing his duties and responsibilities hereunder; provided, that the Executive shall have submitted such reasonable documentation as may be requested by the Company in accordance with the reimbursement policies of the Company in effect from time to time.

         7. TERMINATION. The Executive's employment with the Company may be terminated as follows:

         (a) WITH CAUSE. The Executive's employment with the Company may be terminated by the Company at any time for "Cause." As used herein the term "Cause" for termination shall include, but shall not be limited to, the following; (i) theft, fraud, dishonesty, gross negligence or willful malfeasance by the Executive in connection with the performance of his duties and responsibilities hereunder; (ii) a breach or failure to fulfill and performance the Executive's duties and responsibilities hereunder, which breach or failure is not cured to the reasonable satisfaction of the Company within ten (10) days after notice thereof from the Company or (iii) conviction of a felony or a crime involving
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moral turpitude. Upon termination for Cause, all rights of the Executive under this Agreement shall immediately terminate and the Company shall have no further obligations hereunder.

         (b) WITHOUT CAUSE. The Executive's employment with the Company may be terminated by the Company at any time, and in such event, the Company shall continue to pay to the Executive at a rate equivalent to the then current Base Compensation of the Executive for a period of six (6) months following the date of such termination (the "Severance Payment"). Additionally, the Company shall pay to the Executive an amount for any earned but unused vacation, illness and personal days of the Executive for the then current calendar year. The Executive agrees that his eligibility to receive the Severance Payment shall be subject to and contingent upon the Executive's execution of a full and complete release in favor of the Company and its affiliated persons and entities having terms and conditions that are reasonably acceptable to the Company. The Executive shall also be entitled to receive his pro rata portion of any bonus to which he becomes entitled to receive hereunder for the then current calendar year in which such termination shall occur based upon the number of days in such year that the Executive shall have been employed hereunder by the Company. The payment of any such pro rata bonus shall be paid to the Executive at such time as such payment would have been made to the Executive if he had continued to be employed by the Company hereunder for the entire subject calendar year. If, during any Employment Year, either (i) the Executive shall be assigned duties and responsibilities by the Board of Directors of the Company which are substantially lesser in scope and authority then the duties and responsibilities assigned by the Board of Directors of the Company at the commencement of the first Employment Year hereunder; (ii) the Base Compensation of the Executive shall be decreased or (iii) the Executive shall be otherwise constructively terminated by the Company as evidenced by a judgement entered in favor of the Executive regarding a claim therefor against the Company, then, if the Executive shall resign from the employment by the Company because of such assignment or decrease or obtain such judgement, the Executive shall be entitled to the Severance Payment and the aforesaid pro rata bonus payment contingent upon the Executive's execution of the release set forth above.

         (c) TERMINATION FOR DEATH OR DISABILITY. This Agreement and the Executive's employment hereunder shall terminate immediately upon the Executive's death or Disability. For purposes of the preceding sentence, the term "Disability" shall mean the Executive's inability, by reason of physical or mental incapacity, to render services hereunder for an aggregate of ninety (90) days during any twelve (12) month period (the "Disabled Period"). In the event of the Executive's Disability during the Employment Period for any period shorter than the Disabled Period, the Company agrees to compensate the Executive at the Executive's then current Base Compensation, less amounts received by the Executive pursuant to any disability insurance
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coverage provided by the Company or the Social Security disability insurance program, for the duration of the Disability or until expiration of the term of this Agreement, whichever is earlier. If the Executive's employment shall be terminated due to death or disability, the Company shall have no further obligations under this Agreement to the Executive or the Executive's heirs, beneficiaries or other personal representatives. The Executive shall also be entitled to receive his pro rata portion of any bonus to which he becomes entitled to receive hereunder for the then current calendar year in which such termination shall occur based upon the number of days in such year that the Executive shall have been employed hereunder by the Company. The payment of any such pro rata bonus shall be paid to the Executive at such time as such payment would have been made to the Executive if he had continued to be employed by the Company hereunder for the entire subject calendar year.

         (d) RESIGNATION; NO FURTHER OBLIGATION. The termination of the Executive for any reason whatsoever shall constitute the Executive's resignation as an employee, officer and director, as the case may be, of the Company, Fundtech Ltd. and all of its affiliates. Except as expressly set forth herein upon such termination, the Company shall have no further obligation to the Executive including, without limitation, any obligation to pay to the Executive any severance payment or to pay for the continuation of any benefits for the Executive or his dependents. The Executive agrees that in the event he decides to terminate his employment by the Company, he shall provide the Company with at least sixty (60) days prior notice thereof and shall cooperate with the Company during such notice period regarding the transaction of the Executive's duties and responsibilities.

         (e) PUBLIC STATEMENTS. Upon termination of the Executive's employment for any reason, the Company will direct and control the issuance and content of any announcement, release or other statement to any third party in relation thereto, including employees and clients of the Company and its affiliates, and the press.

         8. NONCOMPETITION AND CONFIDENTIALITY. The Executive acknowledges that he executed a non-competition and confidentiality agreement, a copy of which is attached hereto as Schedule B (the "Non-competition and Confidentiality Agreement") on February 2, 1995. The Executive acknowledges and agrees that the Non-competition and Confidentiality Agreement is, and will continue to be, in full force and effect and enforceable against the Executive in accordance with its terms and conditions. Additionally, in consideration of the employment of the Executive by the Company hereunder upon the terms hereof, the Executive hereby agrees that all references in the Non-competition and Confidentiality Agreement to Fundtech Ltd. shall also be deemed to be references to the Company for all of the obligations of the Executive set forth therein.
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         9. BUSINESS OPPORTUNITIES. During the Employment Period, the Executive
agrees to bring all business opportunities to the Company directly relating to or otherwise associated with the business or businesses then conducted by the Company and each affiliates thereof, or business or businesses proposed to be conducted by the Company and any such affiliate in the future. The Executive further agrees not to pursue any such business opportunity or opportunities for his own account or for the account of any third party irrespective of the Company's decision to exploit or not to exploit any such business opportunity.

         10. NO DISPARAGING STATEMENTS. The Executive agrees to refrain, during the Employment Period and thereafter, from making any disparaging statements, either orally or in writing, about the Company or any affiliate of the Company, or about any directors, officers, shareholders, partners employees, agents or other representatives of the Company or any affiliate thereof.

         11. EXTENSIONS; RENEWALS. The initial term of this Agreement as set forth in Section 2 hereof may be renewed or extended for such additional period(s) as the Executive and the Company may agree to in writing. It is expressly understood and agreed, however, that the provisions of this Section 12 shall not create any obligation on the part of the Executive or the Company to agree to any such renewal or extension.

         12. COMPLIANCE WITH OTHER AGREEMENTS. The Executive represents and warrants to the Company that the execution and delivery by the Executive of this Agreement and the performance by the Executive of his obligations hereunder will not (i) violate any judgement, writ, injunction or order of any court, arbitrator or governmental agency applicable to the Executive, or (ii) conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         13. AMENDMENT; WAIVER. No provision of this Agreement may be amended or waived unless such amendment or waiver, is agreed to in writing and signed by the Executive and a duly authorized representative of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same at any prior or subsequent time.

         14. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceabilility of any other provision of this Agreement, which shall remain in full force and effect.
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         15. NOTICES. All notices and other communications provided for in this
Agreement shall be in writing and shall be delivered by hand or sent by postage prepaid, registered mail or a nationally recognized overnight courier service, and shall be deemed given when so delivered by hand or, if mailed, three (3) days after mailing or, if by overnight courier service, one (1) business day after deposit with such overnight courier service addressed as follows:

                      If to the Executive:

                      Mr. Reuven Ben-Menachem
                      c/o Fundtech Corporation
                      30 Montgomery Street, Suite 501
                      Jersey City, NJ 07302

                      If to the Company:

                      Fundtech Corporation
                      30 Montgomery Street, Suite 501
                      Jersey City, NJ 07302
                      Attention:  General Counsel

                      With a copy to:

                      Fundtech Ltd.
                      2 Habonim Street
                      Ramat-Gan
                      Israel
                      Attention: General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         16. HEADING. All headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of any provision or provisions of this Agreement.

         17. ENTIRE AGREEMENT. This Agreement and the Non-competition and Confidentiality Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, understandings, representations or warranties, whether oral or written, by any party or representative of any party hereto.

         18. ASSIGNMENT. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.
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         19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


         20. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey without regard to its conflicts of law principles.


IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                                FUNDTECH CORPORATION:

                                                By: /s/
                                                    ----------------------

                                                Name:
                                                      --------------------
                                                Title:
                                                       -------------------
                                                EXECUTIVE:

                                                By: /s/ Reuven Ben-Menachem
                                                    ----------------------
                                                Name: Reuven Ben-Menachem
                                                      --------------------
                                                Title: Executive
                                                       -----------------------
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                                   SCHEDULE A

                                      BONUS


1.            $100,000:    upon completion of an initial public offering of the
                           capital stock of Fundtech Ltd. in the United States and the commencement of the reporting of the trading prices thereof by the National Association of Securities Dealers, Inc. through NASDAQ or through a similar organization if NASDAQ is no longer reporting such prices.

2.            For each Employment Year:

(i)           $10,000      upon achieving year-end revenue targets as approved
                           by the Board of Directors of Fundtech Ltd.

(ii)          $10,000      upon achieving year-end profit targets as approved by
                           the Board of Directors of Fundtech Ltd.

(iii)         $10,000      upon achieving 110% of year-end revenue targets as
                           approved by the Board of Directors of Fundtech Ltd.

(iv)          $10,000      upon achieving 120% of year-end revenue targets as
                           approved by the Board of Directors of Fundtech Ltd.